Exhibit 99.17

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value US$0.0002 per share of LakeShore Biopharma Co., Ltd, and that this Agreement be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning such party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that such party knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 25, 2026.

Xue Huaqin	By:	/s/ Huaqin Xue
Name: Huaqin Xue

Crystal Peak Holdings Inc.	By:	/s/ Huaqin Xue
Name: Huaqin Xue
Title: Director

Crystal Peak Investment Inc.	By:	/s/ Huaqin Xue
Name: Huaqin Xue
Title: Director

Dave Liguang Chenn	By:	/s/ Dave Liguang Chenn
Name: Dave Liguang Chenn

Oceanpine Investment Fund II LP	By:	/s/ Dave Liguang Chenn
Name: Dave Liguang Chenn
Title: Director

Oceanpine Capital Inc.	By:	/s/ Jiayu Yang
Name: Jiayu Yang
Title: Director

Adjuvant Capital Management, L.L.C.	By:	/s/ Kabeer Aziz
Name: Kabeer Aziz
Title: Vice President & Secretary

Adjuvant Capital GP, L.P.	By:	/s/ Kabeer Aziz
by its general partner Adjuvant Capital Management, LLC		Name: Kabeer Aziz
Title: Vice President & Secretary

Adjuvant Global Health Technology Fund, L.P.	By:	/s/ Kabeer Aziz
by its general partner Adjuvant Capital GP, L.P. by its general partner Adjuvant Capital Management, LLC		Name: Kabeer Aziz Title: Vice President & Secretary

Adjuvant Global Health Technology Fund DE, L.P.	By:	/s/ Kabeer Aziz
by its general partner Adjuvant Capital GP, L.P. by its general partner Adjuvant Capital Management, LLC		Name: Kabeer Aziz Title: Vice President & Secretary

MSA Growth Fund II, L.P.	By:	/s/ Yu (Jenny) Zeng
By: MSA China Growth Fund II GP, LLC, its general partner		Name: Yu (Jenny) Zeng
Title: Managing Partner

MSA China Growth Fund II GP, LLC	By:	/s/ Yu (Jenny) Zeng
Name: Yu (Jenny) Zeng
Title: Manager

Superstring Capital Master Fund LP	By:	/s/ Ting Guo
By: Superstring Capital Fund GP LLC, its general partner		Name: Ting Guo
Title: General Partner

Superstring Capital Management LP	By:	/s/ Ting Guo
Name: Ting Guo
Title: Managing Partner

Epiphron Capital (Hong Kong) Limited	By:	/s/ Sherry Xiaoyu Liu
Name: Sherry Xiaoyu Liu
Title: Director